Exhibit 99.1

Contact: Heather Ferrante ViaSat Inc. 760-476-2633 www.viasat.com
News

ViaSat Announces First Quarter Fiscal Year 2012 Results

Carlsbad, Calif. –August 5, 2011 – ViaSat Inc. (NASDAQ: VSAT), an innovator in satellite and other wireless networking systems and services, announced financial results for the first quarter of fiscal year 2012. The fiscal first quarter results include new contract awards of $253.6 million, revenues of $195.1 million, Adjusted EBITDA of $36.1 million and net income attributable to ViaSat common stockholders of $0.17 per share on a diluted non-GAAP basis or $0.04 per share on a diluted GAAP basis.

“New orders in the first quarter continued the strength we saw in the fourth quarter of last year, while, as anticipated, revenues and earnings reflected new contract delays in prior periods and costs associated with the ViaSat-1 launch schedule,” said Mark Dankberg, chairman and CEO of ViaSat. “While defense budget constraints are a reality in our industry, our ability to meet urgent airborne broadband needs, along with our Blue Force Tracking backlog, create growth prospects for us in that segment. On the commercial side, ViaSat-1 is now set for launch on September 30, and we are seeing opportunities coming from new commercial contracts, exciting growth in mobile broadband networks, and a good start to Eutelsat’s Tooway® network.”

Financial Results1

(In millions, except per share data)	Q1 FY 2012	Q1 FY 2011
Revenues	$195.1	$192.0
Adjusted EBITDA[2]	$36.1	$37.6
Net income[3]	$1.8	$3.3
Diluted per share net income[3]	$0.04	$0.08
Non-GAAP net income [3,4]	$7.2	$9.6
Non-GAAP diluted net income per share [3,4]	$0.17	$0.23
Fully diluted weighted average shares	43.7	42.1

New contract awards	$253.6	$152.9
Sales backlog[5]	$568.2	$489.8

1 ViaSat uses a 52 or 53 week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2012 end on July 1, 2011, September 30, 2011, December 30, 2011, and March 30, 2012.

2 Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expense and acquisition related expenses. A reconciliation of specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. and Adjusted EBITDA” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”

3 Attributable to ViaSat Inc. common stockholders.

4 All non-GAAP net income numbers have been adjusted to exclude the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. A reconciliation of specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. on a GAAP Basis and Non-GAAP Basis” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”

5 Amounts include certain backlog adjustments due to contract changes and amendments.

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Government Systems Segment

The Government Systems segment recorded quarterly revenues of $86.2 million, a 3.0% decrease over the first quarter of fiscal year 2011. The decrease was primarily related to lower sales of tactical data link products and services, offset by higher sales of government satellite communication systems and services. Adjusted EBITDA for the Government Systems segment was $13.6 million in the first quarter of fiscal year 2012, compared to $7.8 million in the same period of the prior fiscal year. New contract awards in our Government Systems segment for the first quarter of fiscal year 2012 were $85.0 million.

Commercial Networks Segment

For the Commercial Networks segment, revenues were $52.1 million for the first quarter, which was a 14.1% increase from the first quarter of fiscal year 2011. The revenue increase was primarily due to an increase in sales of mobile broadband satellite communication systems, consumer broadband products and services, and antenna systems. Adjusted EBITDA for the Commercial Networks segment was $1.6 million in the first quarter of fiscal year 2012, compared to $2.1 million in the same period of the prior fiscal year. New contract awards in our Commercial Networks segment for the first quarter of fiscal year 2012 were $112.2 million.

Satellite Services Segment

Our Satellite Services segment contributed revenues of $56.9 million for the first quarter, which was a 1.2% decrease compared to the first quarter of fiscal year 2011. The revenue decrease was primarily related to lower sales of our managed broadband services. Adjusted EBITDA for the Satellite Services segment was $20.8 million in the first quarter of fiscal year 2012, compared to $27.8 million in the same period of the prior fiscal year. New contract awards in our Satellite Services segment for the first quarter of fiscal year 2012 were $56.4 million.

Selected First Quarter of Fiscal Year 2012 Business Highlights

•

Eutelsat Communications announced the start of commercial service of KA-SAT, the first satellite to use the transformational ViaSat high-capacity satellite system architecture, initiating increased terminal orders during the quarter for our new SurfBeam® 2 broadband networking system.

•	Received a $40 million award to provide Ka-band transmit-receive modules to Thales Alenia Space for the Iridium NEXT satellite constellation.

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•

Received $25.7 million in additional contract awards from Boeing for the ground based beam forming network for MexSat for the Mexican government. This brings the total value for that project to approximately $39 million.

•

Began offering low-priced WildBlue® service to unserved rural households in the West and Midwest through funding under the American Recovery and Reinvestment Act, helping create jobs in the U.S. by using local WildBlue dealers, installers, and U.S.-based customer care, and stimulating economic activity among rural households that can now efficiently connect to online commerce and other resources.

•

Won the Telecommunications category for the American Technology Awards, which bestows the only “Best Of” awards recognizing all technology products and services for the technology industry, for the innovative design of the ViaSat-1 high-capacity satellite system.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to the ViaSat-1 launch, growth prospects, new commercial contracts, and growth in mobile broadband networks. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to successfully launch ViaSat-1 or implement the related broadband satellite services on our anticipated timeline or at all, including potential launch delays, launch failure and/or improper orbital placement; our ability to obtain or maintain required authorizations or contractual arrangements, including with respect to the launch and operation of ViaSat-1; negative audits by the U.S. government; continued turmoil in global financial markets and economies; delays in approving U.S. government budgets; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and enhancements; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the satellite and wireless communications and secure networking industries generally; the effect of adverse regulatory changes on our ability to sell products; our level of indebtedness and ability to comply with applicable debt covenants; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

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Conference Call

ViaSat Inc. will host a conference call to discuss the fiscal year 2012 first quarter and results at 1:00 p.m. Eastern Time on Friday, August 5, 2011. The dial-in number is 877-640-9808 in the U.S. and 914-495-8528 internationally. The conference call webcast and other material financial information discussed on our conference call can also be accessed on the Investor Relations section of the ViaSat website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call. A replay of the conference call will be available from 4:00 p.m. Eastern Time on Friday, August 5 until midnight Saturday, August 6 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers, and entering the conference ID 89431099.

About ViaSat (www.viasat.com)

ViaSat delivers fast, secure communications, Internet, and remote network access to fixed sites or on-the-move. The company provides networking products and managed network services for enterprise IP applications; is a key supplier of network-centric military communications and encryption technologies and products to the U.S. and allied governments; is the primary technology partner for gateway and customer-premises equipment for consumer and mobile satellite broadband services; and offers high-speed Ka-band satellite broadband services under the WildBlue brand. ViaSat also offers design capabilities and a number of complementary products including monolithic microwave integrated circuits and modules, DVB-S2 satellite communication components, video data link systems, data acceleration and compression, and mobile satellite antenna systems. Based in Carlsbad, California, ViaSat has established a number of worldwide locations for customer service, network operations, and technology development.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. Non-GAAP net income attributable to ViaSat Inc. excludes the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expenses and acquisition related expenses. We also use Adjusted EBITDA to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs and to evaluate future growth opportunities. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides

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consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. on a GAAP Basis and Non-GAAP Basis,” “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. and Adjusted EBITDA” and “An Itemized Reconciliation Between Segment Operating Profit (Loss) Before Corporate and Amortization of Acquired Intangible Assets and Adjusted EBITDA” contained in this release.

SurfBeam is a registered trademark of ViaSat, Inc.

WildBlue is a registered service mark of WildBlue Communications, Inc.

Tooway is a registered trademark of Eutelsat SA

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Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended
	July 1, 2011	July 2, 2010
Revenues:
Product revenues	$122,546	$125,002
Service revenues	72,555	67,002

Total revenues	195,101	192,004

Operating expenses:
Cost of product revenues	92,285	94,714
Cost of service revenues	49,316	39,062
Selling, general and administrative	41,733	38,921
Independent research and development	5,694	7,314
Amortization of acquired intangible assets	4,772	4,610

Income from operations	1,301	7,383
Interest income (expense), net	26	(2,002)

Income before income taxes	1,327	5,381
(Benefit from) provision for income taxes	(267)	1,981

Net income	1,594	3,400
Less: Net (loss) income attributable to the noncontrolling interest, net of tax	(165)	139

Net income attributable to ViaSat Inc.	$1,759	$3,261

Diluted net income per share attributable to ViaSat Inc. common stockholders	$0.04	$0.08

Diluted common equivalent shares	43,749	42,125
AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT INC. ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:
	Three months ended
	July 1, 2011	July 2, 2010
GAAP net income attributable to ViaSat Inc.	$1,759	$3,261
Amortization of acquired intangible assets	4,772	4,610
Acquisition related expenses	—	1,185
Stock-based compensation expense	4,175	4,167
Income tax effect	(3,472)	(3,601)

Non-GAAP net income attributable to ViaSat Inc.	$7,234	$9,622

Non-GAAP diluted net income per share attributable to ViaSat Inc. common stockholders	$0.17	$0.23

Diluted common equivalent shares	43,749	42,125
AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT INC. AND ADJUSTED EBITDA IS AS FOLLOWS:
	Three months ended
	July 1, 2011	July 2, 2010
GAAP net income attributable to ViaSat Inc.	$1,759	$3,261
(Benefit from) provision for income taxes	(267)	1,981
Interest expense (income), net	(26)	2,002
Depreciation and amortization	30,481	25,027
Stock-based compensation expense	4,175	4,167
Acquisition related expenses	—	1,185

Adjusted EBITDA	$36,122	$37,623

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended July 1, 2011				Three months ended July 2, 2010
	Government Systems	Commercial Networks	Satellite Services	Total	Government Systems	Commercial Networks	Satellite Services	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$7,380	$(3,240)	$1,933	$6,073	$1,658	$(1,170)	$11,461	$11,949
Depreciation *	4,078	2,464	17,830	24,372	3,448	1,770	15,191	20,409
Stock-based compensation expense	2,143	1,060	972	4,175	2,030	1,500	637	4,167
Other amortization	—	1,301	44	1,345	—	—	—	—
Acquisition related expenses	—	—	—	—	672	—	513	1,185

Adjusted EBITDA before other	$13,601	$1,585	$20,779	35,965	$7,808	$2,100	$27,802	37,710

Other				157				(87)

Adjusted EBITDA				$36,122				$37,623

*	The depreciation related to assets that are not specific to a particular segment have been allocated based on sales, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

Assets	As of July 1, 2011	As of April 1, 2011	Liabilities and Equity	As of July 1, 2011	As of April 1, 2011
Current assets:			Current liabilities:
Cash and cash equivalents	$26,113	$40,490	Accounts payable	$64,545	$71,712
Accounts receivable, net	177,066	191,889	Accrued liabilities	115,124	130,583
Inventories	124,439	98,555	Current portion of other long-term debt	1,366	1,128

Deferred income taxes	18,805	18,805	Total current liabilities	181,035	203,423
Prepaid expenses and other current assets	24,066	21,141	Senior Notes due 2016, net	272,420	272,296

Total current assets	370,489	370,880	Other long-term debt	76,710	61,946

			Other liabilities	24,546	23,842

Property, equipment and satellites, net	776,420	766,139	Total liabilities	554,711	561,507
Other acquired intangible assets, net	77,088	81,889	Total ViaSat Inc. stockholders' equity	855,583	840,125
Goodwill	83,702	83,532	Noncontrolling interest in subsidiary	3,951	4,116

Other assets	106,546	103,308	Total equity	859,534	844,241

Total assets	$1,414,245	$1,405,748	Total liabilities and equity	$1,414,245	$1,405,748